Exhibit 99.1

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Deutsche Bank Securities

10th Annual Electric Power Conference

The Pierre • New York, NY
June 14, 2005

Mike Hanson
President and CEO

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Forward-Looking Statement

During the course of this presentation today, we will be discussing certain subjects including those pertaining to our strategy, and our discussions may contain forward-looking information. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. These factors that may affect our results are listed in certain of our press releases and disclosed in the company’s public filings with the SEC.

Introduction

Following emergence, NorthWestern is a much stronger company –

•                  Focused on our transmission and distribution utility operations

•                  Strong balance sheet (52% debt to total cap)

•                  Significant free cash flow

•                  Solid earnings growth

•                  Competitive dividend

Company Overview

•                  NorthWestern Corporation, headquartered in Sioux Falls, S.D., is an investor-owned utility and one of the largest providers of electricity and natural gas in the northwest quadrant of the United States

•                  We serve approximately 617,100 customers – 368,200 electric and 248,900 natural gas – in Montana, South Dakota and Nebraska

•                  We have approximately 1,350 employees

•                  Our market capitalization is approximately $1 billion

•                  In March 2005, we initiated a quarterly dividend of 22 cents per share

•                  Annualizes to 88 cents per share (3.2% yield)

•                  Payout ratio of approximately 60% to 65% (continuing operations)

Service Territory

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Significant Events Since End of Q1 2005

Regulatory

•                  Stipulation reached with MPSC to recover $4.6 million in natural gas previously disallowed

•                           MPSC had disallowed $10.4 million in natural gas purchases from November 2002 to June 2004

•                  MPSC Approved Judith Gap Wind Project

•                           First time MPSC approved a project without the endorsement of the Montana Consumer Council

Financial

•                  Agreement in principal with PPL

•                           Settles all claims and counterclaims that are part of bankruptcy

•                           NorthWestern gets $9 million

•                           NorthWestern keeps the asset

•                  Made a prepayment of $25 million in debt

•                           Reduces the long-term debt balance to $795 million

•                           Reduces the debt-to-cap ratio to 52%

Potential Uses of Excess Cash Flow

Northwestern may use excess cash in one or more of the following areas:

•                  Pay down debt

•                  Increase dividend

•                  Share and/or warrant repurchase

•                  Buy down the Qualifying Facilities contract liability

•                  Invest in transmission

•                  Management considering other strategic uses

NorthWestern’s Value Creation Strategy – Grow the Business

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•                  NorthWestern is looking to take advantage of its strategically located position

•                  Opportunities may exist to expand electric and gas transmission infrastructure to meet increased needs

•                  Evaluate strategic opportunities in northwestern U.S.

Brian Bird
Chief Financial Officer

NorthWestern’s 2005 Strategy

T&D
Business

• Optimize operations
Grow the Business	• Maintain service levels	Cash*	$215-$220
	• Improve regulatory environment		million
• Train and retain employees

• Transmission investment
• Territory expansion
• Energy-related businesses		Maintain and Enhance Operations

Pay
Dividends		• Maintenance cap ex
• Service territory growth
Reduce
	Debt		$75-$80
$30-$35			million
million	$70-$75
million

•                  Assumes asset sales proceeds of $65-$70 million and uses 2004 cash flow from operations of $150 million as a proxy for ongoing cash flow from operations

2005 Outlook

•                  Projecting earnings from continuing operations of $1.30 to $1.45 per share (basic)

•                  Absent any unusual weather

•                  Bridge from 2004 to 2005

•                  Significant reduction in interest expense

•                  Reduced G&A expense

•                  Modest increase in margins due to organic growth

Rating Agency Update

	Secured		Unsecured
	Rating	Outlook	Rating	Outlook
Fitch	BB+	Positive	N/A	N/A
Moody’s	Ba1	Stable	Ba2	Stable
S&P	BB	Positive	BB-	Positive

Steps necessary for investment grade rating

1.              Financial performance track record

2.              Asset sales proceeds received

3.              Progress on outstanding litigation

4.              Pay down debt

• Currently at 52% debt to total capitalization

Summary

•                  Solid first quarter 2005 financial results

•                  Significant cash flow

•                  Will be at desired debt level (50/50 debt to cap) this summer

•                  Reaffirming guidance on basic earnings from continuing operations of $1.30 to $1.45 per share

•                  Absent any unusual weather

•                  Taking steps to attain investment grade rating

Why Own NWEC?

•                  Significant cash flow from operations

•                           Profitable core business

•                           Significant reduction in interest expense due to debt reduction

•                           Company doesn’t pay any significant cash taxes through 2008

•                           Stable cap ex

•                           Steady operations

•                  Competitive dividend with opportunity for growth

•                  Strong EPS growth

•                           Significant increase in 2005 vs. 2004 (normalized) due to drop in interest expense, reduced overhead costs, modest organic growth

•                  Business model inherently low risk

•                           “Wires and pipes” business

•                           Energy cost pass-through to customers

•                           Strong balance sheet (52% debt to total cap)

EPS and cash flow growth with low risk profile

Questions